SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: March 17, 1999



                        GOLDEN EAGLE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



    Colorado                        0-23726                      84-1116515
    --------                        -------                      ----------
(State of other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


          4949 South Syracuse Street, Suite 300, Denver, Colorado 80237
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 694-6101

Item 5. Other Events
        ------------

     The Federal District Court for the District of Colorado has entered its final judgment against Golden Eagle International, Inc. settling the civil action against the Company entitled: SEC v. Golden Eagle International, Inc., 98-Z-1020. Golden Eagle, without admitting or denying the allegations in the SEC's Complaint, agreed not to violate certain provisions of the securities laws in the future. Golden Eagle was not assessed a civil or monetary penalty as part of the final settlement.

     Although Golden Eagle has settled the SEC allegations against it, other defendants remain in the civil action, including two current officers and directors, as well as a former officer and director. Negotiations are currently underway for the settlement of the allegations against the remaining defendants.

     Golden Eagle International, Inc. is a Denver-based gold mining and exploration company. The Company is currently focusing its efforts on developing its mining rights in Cangalli, Bolivia. For more information about the Company, call Sabrina Martinez at (303) 694-6101 or Guy Murrel at (303) 581-7760.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  March 17, 1999                    Golden Eagle International, Inc.




                                         By: /s/ Terry C. Turner
                                            ------------------------------------
                                            Terry C. Turner, President